Attachment C


                     KPMG PEAT MARWICK
                     One World Trade Center
                     Suite 1700
                     Long Beach, CA  90831-1700


                                                May 31, 1994




Orion Pictures Corporation
1888 Century Park East
Los Angeles, California  90067

Gentlemen:

Pursuant to Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, we inform you that we have been furnished a copy of Form 12b-25 to be filed by Orion Pictures Corporation on or about May 31, 1994 which contains notification of the registrant's inability to file its form 10-K by May 31, 1994. We have read the Company's statements contained in Part III therein and we agree with the stated reason(s) as to why we have been unable to complete our audit and report on the consolidated financial statements for the year ended February 28, 1994 to be included in Form 10-K.

                              Very truly yours,

                              /s/ KPMG Peat Marwick